UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 5, 2009

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1                               REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Cheesecake Factory Incorporated (the “Registrant”) previously reported entering into a Credit Agreement (the “Credit Agreement”), dated as of April 3, 2007, among the Registrant, certain lenders and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), providing for, among other things, a five-year, $200 million unsecured revolving credit facility.  Subsequently, the Registrant reported an Amendment No. 1 to the Credit Agreement dated March 5, 2008, which increased the amount of commitment that the Company could request under the Credit Agreement, amended the applicable rate under the Credit Agreement, and included customary representations and warranties.

On January 5, 2009, the Registrant and the Administrative Agent entered into Amendment No. 2 to the Credit Agreement (the “Amendment”), dated January 2, 2009, which revises the financial covenants applicable to the Registrant and increases certain interest rates and fees payable under the Credit Agreement.

Interest rates payable under the Credit Agreement are tied to the Registrant’s Debt to EBITDA Ratio (as defined in the Credit Agreement) in effect from time to time.  The maximum interest rates payable under the Credit Agreement are increased by the Amendment to a maximum of the Eurodollar Rate plus 2.75% per annum and the Alternative Base Rate plus 1.75% per annum.  The rate at which the unused commitments under the Credit Agreement accrue fees is also based upon the Registrant’s Debt to EBITDA Ratio in effect from time to time, and is increased to a maximum rate of 0.45% per annum.

The Amendment also provides, among other things, for: (i) a decrease to the Registrant’s required EBITDAR to Interest and Rental Expense ratio for certain fiscal periods; (ii) a decrease to the Registrant’s permitted Debt to EBITDA Ratio (as defined in the Credit Agreement) for certain fiscal periods; (iii) the pledge by the Registrant of its equity interests in two of its subsidiaries, The Cheesecake Factory Bakery Incorporated and the Cheesecake Factory Assets Co. LLC.; (iv) the elimination of the Registrant’s right to request increased lending commitments from the lenders under the Credit Agreement above $300,000,000; (v) a limitation upon the Registrant’s right to incur additional unsecured indebtedness to $15,000,000; (vi) and additional requirements regarding the Registrant’s ability to make Restricted Payments (as defined in the Credit Agreement); and (vii) customary representations and warranties.

In addition, the Registrant paid certain fees to the lenders who approved the Amendment.

The foregoing does not constitute a complete summary of the terms of the Amendment and reference is made to the complete form of the Amendment that is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 8                               OTHER EVENTS

ITEM 8.01                                    OTHER EVENTS

In a press release dated January 6, 2009, The Cheesecake Factory Incorporated (the “Registrant”) announced that it had entered into an amendment of its revolving credit facility with JPMorgan Chase Bank, National Association and a syndicate of Lenders which revises the financial covenants applicable to the Registrant and increases certain interest rates and fees payable by the Registrant.

The full text of the press release is attached as Exhibit 99.2 to this report and is hereby incorporated by reference herein.

SECTION 9                               FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1	Amendment No. 2 to Loan Agreement

99.2	Press release dated January 6, 2009 entitled, “The Cheesecake Factory Announces Amendment to Revolving Credit Facility”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ CHERYL M. SLOMANN
Cheryl M. Slomann
Interim Chief Financial Officer and Vice President, Controller

EXHIBIT INDEX

Exhibit	Description
99.1	Amendment No. 2 to Loan Agreement

99.2	Press release dated January 6, 2009 entitled, “The Cheesecake Factory Announces Amendment to Revolving Credit Facility”